UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2007

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
Avid Technology Park, One Park West, Tewksbury, MA (Address of Principal Executive Offices)		01876 (Zip Code)
Registrant's telephone number, including area code: (978) 640-6789
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amended and Restated 2007 Employee Bonus Plan

On April 16, 2007, the Board of Directors (the “Board”) of Avid Technology, Inc. (the “Company”) approved the Company’s Amended and Restated 2007 Employee Bonus Plan (the “Plan”). All employees (other than temporary employees, employees hired after September 30, 2007, certain employees hired as a result of acquisitions and employees who are covered by a sales compensation or commission-based plan) are eligible to participate in the Plan, including the Company’s executive officers. Eligible employees must be employed by the Company at the time awards are paid out in order to receive an award. The Board administers the Plan and may modify, amend, revoke or suspend the Plan at any time at its sole discretion.

The purpose of the Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate talented employees and to reward employees for helping the Company to achieve certain financial goals for 2007, as well as for individual performance and contributions.

For purposes of the Plan, all participants are grouped into one of four business units: Corporate, Audio, Consumer or Video. All executive officers of the Company are included in the Corporate business unit.

Each participant’s bonus payout under the Plan is based on three factors:

(1) Target Award. An individual’s Target Award is an amount between 5% and 140% of the participant’s base salary based on the participant’s role within the Company. The Target Award for a business unit is the sum of the Target Awards for all participants in that business unit.

(2) Business Unit Performance. The Business Unit Performance component of a participant’s bonus payout is an objective measurement of a business unit’s financial results based on operating profit.

•	For executive officers and all other participants in the Corporate business unit, 100% of the Business Unit Performance component is based on the results of the Company as a whole;
•

For vice presidents in the Audio, Consumer and Video business units, 75% of the Business Unit Performance component is based on the results of that vice president’s business unit and the remaining 25% is based on the results of the Company as a whole; and

•

For all participants below the vice president level in the Audio, Consumer and Video business units, 100% of the Business Unit Performance component is based on the results of that participant’s business unit.

(3) Individual Performance. Based on the subjective evaluation (by the Board for all executive officers, and by management for all other participants) of the participant’s overall performance, an Individual Performance multiplier ranging from 0 to 1.2 is applied to the participant’s Target Award in order to determine the participant’s bonus payout.

In order for participants in the Audio, Consumer or Video business units to receive a bonus, their respective business units must achieve a minimum level of operating profit established by the Board (“Minimum Operating Profit”). Thereafter, participants in that business unit become eligible to receive up to 100% of their Target Awards if their respective business units earn a target level of operating profit established by the Board (“Target Operating Profit”).

In order for non-executive participants in the Corporate business unit to receive a bonus, at least one of the other three business units must attain its Minimum Operating Profit. Thereafter, non-executive participants in the Corporate business unit become eligible to receive a bonus payout based on a weighted-average of the bonus payouts earned by the other three business units.

In order for executive officers to receive a bonus, the Company as a whole must achieve its Minimum Operating Profit, which is the sum of the Minimum Operating Profit amounts for the Audio, Consumer and Video business units. Thereafter, executive officers become eligible to receive a bonus payout based on the same weighted-average formula used for non-executive participants in the Corporate business unit.

No business unit may receive a bonus payout in excess of 100% of its Target Award unless the Company as a whole achieves its Minimum Operating Profit. Thereafter, any business unit that exceeds its Target Operating Profit is eligible to receive an over-achievement payout equal to 30% of the excess operating profit earned by such business unit. A portion of such over-achievement payout will also be allocated to the Corporate business unit (based on a weighted-average formula). No business unit may receive a bonus payout in excess of 150% of its Target Award without further approval from the Board.

Bonus Payouts, if any, are expected to be determined and paid in the first quarter of 2008 after the Company’s financial results for fiscal year 2007 are publicly announced.

The full text of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2007	AVID TECHNOLOGY, INC. (Registrant)
	By:	/s/ Paige Parisi Paige Parisi Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

#10.1	Amended and Restated 2007 Employee Bonus Plan

_________________________________________

# Management contract or compensatory plan

5